UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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LCA-Vision Inc.
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LCA-Vision Inc. is using the following presentation materials in connection with its consent revocation solicitation.

1

February 2009

Earning Trust Every Moment.

         Transforming Lives Every Day.

Forward-Looking Statements

This presentation contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including but not limited to, the company’s Forms 10-K and 10-Q.

Summary of Discussion Points

Business Overview

Plan for Sustainable Growth

Joffe Group Actions Raise Questions

Corporate Governance

Surgeon and Analyst Support

Business Overview

The Industry

More than 170 million wear eyeglasses or contact lenses

60 million are candidates for laser vision correction

New entrants to patient pool approximate annual procedures

7.7 million patients treated in the U.S. since FDA approval in
October 1995

Approximately 88% of potential candidates have not been
treated

1 Industry data obtained from Market Scope (October 2008)

Highly Fragmented Market = Opportunity

2003

Q4-2008

Procedures Performed by Market Segment

Industry data obtained from Market Scope (November 2003 and January 2009)

Our Company

Performed more than 1,000,000 procedures since FDA approval
in October 1995

75 LasikPlus ® vision centers located in 57 markets in 32 states

92.6% of LasikPlus patients would recommend LasikPlus to a
friend 1

Company has a strong balance sheet with nearly $60 million of cash and investments at December 31, 2008

Continues to lead the industry in managed care relationships and agreements; exclusive or preferred agreements with 7 of
top 8 vision plans

1 Source: LCA Internal Database, Patient Satisfaction Surveys, 2008

Source:  Consumer Confidence Index from University of Michigan/Reuters survey

Consumer Confidence Directly Correlated to LCA Eye Volume

LCA Eye Volume Directly Correlated
to Consumer Confidence

Consumer confidence level is at its lowest point ever

since February 1967 when the measurement began

Everyone in the Industry Feels the Pain

2-Year Stock Price Comparison
LCAV, TLCV & EYE % Change

12/06

12/07

12/08

Old Model, Old Times

Inherited from Stephen Joffe

Historic model depended on high consumer confidence

Ineffective in a deteriorating macroeconomic environment

Operating performance more volatile than industry average

Based on swings in consumer confidence and discretionary
spending

Patient financing made Company susceptible to economic decline

“Catch & Release”

No repeat purchases

Model dependent upon new patients for each additional procedure

Very little investment was made in consumer research/insights

LCA Poor Performance in Last Economic
Downswing

2001 – 2002 Under Stephen Joffe Leadership

4 consecutive quarters of year-over-year revenue declines

Reported loss (excluding 1X items) in 5 of 6 consecutive
quarters

Postponed new center openings / restructured operations

Closed 15% of the centers that were open as of January 1, 2001

Market share declined from 6.2% in 1Q01 to 3.8% in 4Q01

“Catch & Release” Model was NOT effective

in last Economic Downswing

Joffe’s Response:  No Response

Under Stephen Joffe Leadership

No major initiatives to change marketing strategy or consumer messages

No major initiatives to strengthen field operations

Maintained sole dependence on elective, self-pay laser vision correction services rather than diversifying the business model

Growth was opportunistic vs. strategic

Stephen Joffe failed to take action to remove

risk of similar fate in future economic downturns

Plan for Sustainable Growth

Straus Leadership:  Result–oriented Actions

Under Steven Straus leadership (since Nov. 2006)

LCA-Vision has a professional, comprehensive business
plan that addresses all aspects of the Company

Expense management / cash conservation

Improved leadership structure

Initiatives to drive growth

Fresh marketing approach

Expanded business model

Experienced management and BOD

Cash + Cost Reduction = Staying Power

Current Situation

Contrast to the Past

Nearly $60M in cash and
investments as of 12/31/08

Company repositioned to be cash
flow positive in 2009 if it can
maintain 2008 procedure volume

Current cash resources are
sufficient to support business for in
excess of 3 YEARS even if
procedures decline as much as
22% in 2009 (to 90,000)

Vision Center Break-Even Eyes - per month

Company Cash Flow – Break-Even Procedures - Annual
Excludes Stock Buy-backs in 2007

Aggressive Cost Reduction

Capital Expenditures Reduced
 $ in $000s

Average #
Centers

($ in $000s)
G&A Costs

($ in $000s)
Center
Direct (1)

(Per
Center)
Center
Direct

2007

   65.5

   $ 22,657

  $97,423

   $1,487

2009B

   75.0

   $ 20,489

  $76,951

   $1,013

% Change

  16%

       -10%

     -21%

      -32%

(1) Center Direct costs are partially variable based upon procedure volume so amounts are subject to change

G&A and Operating Costs Reduced

Aggressive Cash Management

Capital Expenditures Reduced

($ in $000s)

Management / leadership
development program initiated for
entire Field Management team

Replaced ineffective Area Vice
Presidents, Regional Directors, Center
Directors, Optometrists and Surgeons

Professional Leadership Drives Change

Actions Taken

Results

Reduced region and area
management staff by 38%

Consolidated Vision Center
management positions

Annual savings of $1,500,000

Certifying ophthalmic technician staff
increases professionalism and
quality in centers nationwide

Improved employee / surgeon
relations, better hires, better morale

Streamlined field leadership through
creation of multi-center directors

Clinical certification program for all
ophthalmic technicians

Built new state-of-the-art data and
call centers

Full in-house system redundancy. New
system kept call center fully functional
during Hurricane Ike in 2008 with no
revenue loss

80% of procedures; generates
approximately $10 million in
annualized incremental revenue

Enhanced capability for data
management, reporting, analysis and
decision making.  Provided access to
untapped intelligence on prospective
patients.

Expected to improve candidacy by
9% or 10,000 eyes annually

Actions Taken

Results

Infrastructure for Growth

Installed IntraLase femtosecond
laser in every center

Enhanced customer relationship
management system (CRM)

Patient chart sharing system

Implemented annual budget process

Identified spending trends to better
predict and manage expenses

Actions Taken

Results

Decentralized Authority & Accountability

Developed levels of authority for
spending at all levels of management

Monthly operational business review
meetings with field leadership

Monthly review of all cost line-items
at every Vision Center with
benchmarking against standards

Improved working capital
management

Information sharing and
benchmarking drove changes in
poor performing Vision Centers

Increased accounts payable
days from approximately 15 to
30 generating $3 million in cash
flow

Increased field accountability

Field Management better trained
on financial matters

Industry Innovator & Thought Leader

Medical Advisory Board tests all new technology

Medical and Optometric Advisory Boards create forum for idea exchange among LCA’s 120 doctors

Management brings close relationships to manufacturers

Managed care programs link LCA’s clinical operations with
health benefit providers

Patient financing provides flexibility

Marketing partners bring expert outside perspective

Increase Market Share in a Fragmented Industry

Local Marketing &
Advertising

Segmentation Study: High opportunity
consumer segments identified & pursued

Clear Brand Positioning: Differentiate
Lasik Plus from competition

Execution: New marketing campaigns,
including integration of segmentation findings
and positioning will be rolled out in March

Media Channels: Efficiency

Build Brand Awareness: Integrate all
marketing materials with same look, feel and
message

Increase Market Share in a Fragmented Industry

Control Time Period= 4 Weeks (10/13/08, 10/20/08, 10/27/08, 11/3/08)
Test Time Period= 3 Weeks (11/10/08, 11/17/08, 12/1/08)

Control Markets, n=46
Test Markets, n=13

Source: LCA Vision Internal Database, 1/21/2009

0%

34%

X%

= Difference between Control Time Period and Test Time Period

Preliminary Results: Eye procedures performed in test
markets grew 34% more than control markets

As the Economy Improves, Expand into
Top US Markets

Restart successful
de novo expansion
when economy
improves

Expand into top U.S.
markets

Capitalize on pent-up
demand

Leverage
infrastructure and
purchasing power

Note:  Vision for the future is for illustrative purposes only and is subject to change

Lifetime Vision

Test & Expand the New Business Model

Current Model inherited from Stephen Joffe: “Catch & Release”

Limits revenue per patient

High acquisition costs per procedure

Expanded Model: Lifetime Vision and Visual Acuity

Providing medical and surgical care for the health and visual acuity of the eye from age 20 and beyond

Continuum of eye care including intraocular lens replacement
(IOL) at $7,000 - $8,000 per patient

Employer of choice: increase MD/OD income, retention and job satisfaction

Leadership in Place to Deliver Results

Steven C. Straus

CEO

President, COO and CDO, MSO Medical; CDO, Titan Health
Corp; VP, General Manager, OR Partners, Division, TLC Vision;
President, Health Care Products, Jordan Industry; SVP,
Columbia/HCA and Medical Care, Inc.; Various management
positions, Baxter Healthcare and American Hospital Supply Corp

Michael J. Celebrezze

Senior VP, Finance;
CFO and Treasurer

CFO, First Transit, Inc; Exec.VP, CFO, APCOA/Standard
Parking

Stephen M. Jones

Sr. VP Human
Resources

VP, Talent Management, The Kroger Company; Principle and
Practice Leader, Mercer Consulting

David L. Thomas

Sr. VP Operations

Sr. Manager, McDonalds Corp, COO, Boston Market

Byron R. Hill

Sr. VP Marketing

Embedded Marketing Consultant (Sr. VP) Marketing Cardinal
Health, Sr. VP TBresner Associates, Sr. Director Curative Health
Service

Marcello J. Celentano

AVP-Operations -
East

Managing Director,Int’l Sales and Operations, FedEx Kinkos;
Regional VP, Enterprise Rent-A-Car

Dr. Jason J. Schmit

AVP-Operations -
West

Owner / Optometrist, Advanced Eye Care Center; Optometrist,
Shopko Optical

Experienced & Seasoned Board of Directors

William F. Bahl

Co-founder and President, Bahl & Gaynor Investment Counsel; Previously SVP, Chief
Investment Officer, Northern Trust Company

John H. Gutfreund

President, Gutfreund & Co, Inc.; Previously Senior Advisor, Collins Stewart LLC and
Chairman and Chief Executive Officer Salomon Brothers

John C. Hassan

Consultant BSC Ventures; Previously President & CEO, Champion Printing and VP
Marketing, Drackett Company

Edgar F. Heizer, III

Chairman and former CEO of Manus Health System; Principal and founder of Coral SR
LLC / Heizer Capital; Previously Partner of Gardner, Carton & Douglas

E. Anthony Woods

Non-executive Chairman, Board of Directors, LCA-Vision Inc.; Chairman of Deaconess
Associations, Inc.; Previously President and CEO Deaconess Hospital

Steven C. Straus

CEO LCA-Vision; Previously President, COO and CDO, MSO Medical; CDO, Titan
Health Corp; VP, General Manager, OR Partners, Division, TLC Vision; President,
Health Care Products, Jordan Industry; SVP, Columbia/HCA and Medical Care, Inc.;
Various management positions, Baxter Healthcare and American Hospital Supply Corp

Risk Metrics rated LCA corporate governance better than1 :

99.3% of the S&P 600

98.7% of health care equipment and services sector

1 Source: www.NASDAQ.net/aspx/CorporateGovernanceRating.aspx , January, 2009

Straus Leadership = Tangible Results

Increased market share to 11.9% in 4Q08 vs. 10.5% in 3Q08

Stabilized procedure volume decline; year-over-year decline
in 4Q08 of 51% vs. 3Q08 of 52%

Volume increase of 48% from Dec. 2008 to Jan. 2009;
compared with 14% increase in Dec. 2007 to Jan. 2008

Implemented initiatives that are reducing costs and
conserving cash

Preparing to roll out tested marketing approach with addition of  new messaging

Developing broadened business model with adoption of
Lifetime Vision

The Joffe Group has no clearly defined plan

Joffe Group Actions Raise
Questions

Stephen Joffe’s Past Actions Raise Questions
as to his Judgment & Motives

While serving as Chairman & CEO, Joffe divested virtually all of his LCA holdings in 2004 & 2005 without prior notice to LCA

Both Joffe’s son and wife were active officers while he was
Chairman and CEO.  Son is expected to be named President
and COO if Joffe takes over BOD

In 2006 Joffe rejected a substantial compensation increase and abruptly resigned as CEO with no succession plan in place

LCA BOD negotiated with Joffe to remain as Chairman and paid him $1 million to assist in transition for remainder of 2006

While still serving as Chairman, Joffe violated LCA’s code of business ethics by purchasing $30M (7.7%) of competitor TLCV stock

Stephen Joffe’s Past Actions Raise Questions
as to his Judgment & Motives

Joffe refused to divest his TLCV shares; LCA’s BOD declined
to re-nominate him as a Director and removed him as Chairman

Joffe told LCA BOD that there would be “unintended
consequences” as a result of his removal

Joffe request to be named Executive Chairman/CEO of TLCV
was rebuffed by TLCV BOD

Joffe filed preliminary TLCV proxy materials to elect 3
Directors; then withdrew from the process

After Joffe is rebuffed by TLCV, he attacks LCA

Other Joffe Group Members Abruptly Resign
Executive Management Positions

Craig Joffe named interim CEO following father’s departure and no succession plan in place

BOD engages industry-leading national recruitment firm; hires
Steven Straus in Nov. 2006

Craig Joffe remains as COO & General Counsel and on BOD

Leaves legacy of poor relationships with key vendors and
favoritism toward certain employees at expense of
deteriorating morale among others

Alan Buckey resigns as CFO in June 2008 with short notice and promptly joins Joffe Group

Craig Joffe and Alan Buckey’s actions are not

aligned with best interests of LCA

Corporate Governance

Stockholders’ Rights Plan

BOD adopts stockholders’ rights plan in Nov. 2008

Plan was under consideration since 2Q08

Plan expires if not approved by stockholders within 12 months of adoption

Adverse Person provision has not been applied to Joffe Group

Executive Compensation

Action by BOD in 2008

Study by independent firm analyzed exec. pay against 25 comparators;
concluded management was significantly underpaid

Pay increases were based on study; with 8% increase to Straus, all other executives paid below comparator average with exception of Alan Buckey

Increased Straus’ severance from 1 to 2 years

1-year severance offered to 5 members of senior management; 3 of whom joined the company in past 2 years

All execs. eligible for bonus tied to company performance; 1 received partial bonus in 2007; none receive bonus in 2008

Exec. team is committed to pay-for-performance strategy

Straus salary is well below the $600K figure

rejected by Stephen Joffe

Non-employee Board Member Compensation

BOD adjusted non-employee BOD compensation in 2006 based
on review of competitive practices

Changes instituted to improve the competitiveness of BOD
compensation; enable recruitment and retention of BOD
members

BOD adopted more specific language regarding director
indemnification in 2008

Based on independent consultant review

Changes are normal and customary

Board Vacancies

BOD committed to filling vacancies

Actively recruiting seasoned executives

Focus on expertise in operations, clinical, healthcare, public company, multi-site service, finance and marketing

Added Edgar F. Heizer, III, on Feb. 17, 2009

Surgeon and Analyst Support

Surgeon Confidence

Straus knows that LCA’s staff is its greatest asset

Surgeon pay directly related to procedure volume

Management and BOD take action to integrate surgeons into
decision-making process

Hold in-person quarterly meetings

Consulted on operations-model for head-count reduction

Two or more surgeons serve on each management team, including operations and human resources, finance and marketing

More input in the planning stage

Surgeon Commentary

“Excellent call last night (12/8/08).  Just wanted to send a short note to let you know
I am very impressed by the team you have assembled and the leadership you have demonstrated.  It has been a trying year, as we all know.  You have my complete respect, confidence, and support.  I look forward to the future and believe LCA/LP will be the dominant and finest provider of LVC for years to come.  Let me know if there is anything more I can do to help you and the Company. ”
……..LCA surgeon 1

“The marketing meeting (12/16/08) was outstanding.  Trudi and her team (Tbresner
Associates) have put together a truly extraordinary analysis of the market circa
2009, where LasikPlus stands, the wealth of information gleaned from focus group and competitor research, and possibilities for our group going forward.  It was one of the most comprehensive LASIK marketing analyses I’ve ever seen – and portends well for management making a well thought out and rational marketing plan going forward.”
……..LCA surgeon 2

Surgeon Commentary, continued

“….I want you to know that in my opinion you and your team are doing the best possible job in this economic downswing and I appreciate your staying the course, believing in and focusing on your goals for resolution and success.  It is not easy to make tough but appropriate decisions.  It takes character, and I applaud you and your team for that.

Once again, I appreciate your willingness and courage to make the necessary decisions in which you believe as the eye care industry reorganizes, the ‘refractive herd thins’ and laser vision correction flourishes, once again, out of this economic slump to an even greater market share than before.” (1/28/09)

……..LCA surgeon 3

“The economy is the reason volumes/profits are down.  End of story.  You have made the tough decisions and have done a commendable job in weathering the storm and have kept our heads above water during these difficult times.  Thank you
for that!   …..You have the company poised for great success once the economy recovers.”  (1/28/09)

……..LCA surgeon 4

Analyst Comments: Uncontrollable Market,
Controllable Costs

Many industry analysts have commented on the
impact of consumer confidence, including Maxim
Group analyst Anthony Vendetti in a report dated
October 28, 2008:

“…We believe that it is too soon to call a bottom in the
refractive market due to continued erosion in many key
economic indicators, particularly rising unemployment and
declining consumer spending…On the expense side of the
equation, we applaud management’s effort to rein in
expenditures across all operations during the present
softening market conditions.”

Source: Maxim Group Report; October 28, 2008

5

Current Board and Management Bring
Leadership and Professionalism

The old Joffe “Catch & Release” model produces sub-optimal
performance in the current economic environment

Joffe’s past actions raise questions about his judgment

Current plan is producing tangible results

Implemented infrastructure, process and organizational
improvements that better position LCA

Implemented cost reduction and cash management
programs that provide the resources to withstand the tough
times

Expanding business model to position LCA for future
growth

Recent successes:   Increased market share and stabilized
procedure volume decline